EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

As of December 31, 1996, the following are wholly-owned subsidiaries of the Registrant except as noted:

                                                      State or Other
                                                      Jurisdiction of
                                                      Incorporation
Subsidiary                                            or Organization

Specialty Products

Delta International Machinery Corp.                   Minnesota

  Biesemeyer Manufacturing Corporation 1              Arizona


Porter-Cable Corporation                              Minnesota

  Flex Elektrowerkzeuge GmbH  6                       Germany


F. E. Myers Co., Division of
   McNeil (Ohio) Corporation                               -

  Aplex Industries, Inc. 3                            Texas

Fleck Controls, Inc.                                  Wisconsin

  Fleck Europe, S.N.C. 8                              France

  SIATA S.p.A. 6                                      Italy

Fleckenstein Family France
      Corporation                                     Wisconsin



General Industrial Equipment

Lincoln Industrial, Division of
   McNeil (Ohio) Corporation                             -

     Lincoln Czech Republic 14                       Czech Republic

Lincoln Automotive, Division of
   McNeil (Ohio) Corporation                             -

   APNO, S.A. de C.V. 3                              Mexico

   Telestack Company 3                               Ohio

Century Manufacturing Co.                            Minnesota

Federal Cartridge Company, Division
     of Federal-Hoffman, Inc.                           -

Hoffman Engineering Company,
     Division of Federal-Hoffman, Inc.                  -

  Hoffman Engineering, S.A. de C.V.  5              Mexico


Schroff Inc. 4                                      Rhode Island

Schroff Co. Ltd. 4                                  Taiwan

Schroff K.K. 4                                      Japan

Schroff, GmbH 6                                     Germany

Schroff U.K. Ltd. 6                                 United Kingdom

   Hoffman Engineering Company
        Limited 10                                  United Kingdom

Schroff S.A. 6                                      France

   Transrack S.A. 9                                 France

Schroff S.r.L. 6                                    Italy

Schroff Scandinavia AB 6                            Sweden

Lincoln GmbH 7                                      Germany

Hoffman-Schroff PTE Ltd. 12                         Singapore


General Corporate

McNeil (Ohio) Corporation                          Minnesota

FC Holdings Inc.                                   Delaware

  Federal-Hoffman, Inc. 4                          Minnesota

EuroPentair, GmbH                                  Germany

Pentair FSC Corporation                            U.S. Virgin Islands

Penwald Insurance Company  11                      Vermont

Pentair Canada, Inc. 2                             Ontario, Canada

Pentair Asia, PTE Ltd.                             Singapore

Pentair Financial Services Corporation 13          Ireland


FOOTNOTES:

1  A wholly-owned subsidiary of  Delta International Machinery Corp.

2  Wholly-owned by Delta International Machinery Corp. and McNeil
(Ohio) Corporation, having the following divisions:  Delta
International Machinery, F. E. Myers Company, and Lincoln Canada.

3  A wholly-owned subsidiary of McNeil (Ohio) Corporation.

4  A wholly-owned subsidiary of FC Holdings Inc.

5  A wholly-owned subsidiary of Federal-Hoffman, Inc.

6  A wholly-owned subsidiary of EuroPentair, GmbH.

7 Wholly-owned by EuroPentair GmbH and Telestack Company, a subsidiary of McNeil (Ohio) Corporation.

8  Wholly-owned by Fleck Controls, Inc. and Fleckenstein Family
   France Corporation

9  Wholly-owned by Schroff France S.A.

10  Wholly-owned by Schroff U.K. Ltd.

11  Wholly-owned by Pentair, Inc and Pentair Canada, Inc.

12  Wholly-owned by Pentair Asia PTE Ltd.

13  Wholly-owned by Pentair Canada, Inc.

14  Wholly-owned by Lincoln Industrial, Division of McNeil (Ohio)
     Corporation